Exhibit 10.32

The Spanish Group LLC
1 Park Plaza, Suite 600
Irvine, CA 92614
United States of America
https://www.thespanishgroup.org

Certified Translation

Furnished on the **13th** day of **July, 2023**

I, Alexander Largaespada (), hereby certify that I translated the attached document from Spanish into English or English into Spanish and that this translation is an accurate and faithful translation of the original document. Furthermore, I certify that I am proficient in translating both Spanish and English and that I hold the capacity to render and certify the validity of such a translation. This document has not been translated for a family member, friend, or business associate.

I, Salvador G. Ordorica, as a Quality Assurance Agent of The Spanish Group LLC, hereby attest that the aforementioned translator is a proficient Spanish-English translator. Accordingly, as an authorized representative of The Spanish Group, I certify that this document has been proofread and that the attached document is a faithful and authentic translation of its original.

Respectfully,

Salvador G. Ordorica
The Spanish Group LLC
(ATA #267262)

CERTIFIED The Spanish Group TRANSLATION

The Spanish Group LLC verifies the credentials and/or competency of its translators and the present certification, as well as any attached pages, serves to affirm that the document(s) enumerated above has/have been translated as accurately as possible from its/their original(s). The Spanish Group LLC does not attest that the original document(s) is/are accurate, legitimate, or has/have not been falsified. Through having accepted the terms and conditions set forth in order to contract The Spanish Group LLC's services, and/or through presenting this certificate, the client releases, waives, discharges and relinquishes the right to present any legal claim(s) against The Spanish Group LLC. Consequently, The Spanish Group LLC cannot be held liable for any loss or damage suffered by the Client(s) or any other party either during, after, or arising from the use of The Spanish Group LLC's services.

Trademark Registration No. 2141431 “SWOL”
Authorized User: 194

MEXICAN INSTITUTE OF

INDUSTRIAL PROPERTY.

DIVISIONAL BRAND MANAGEMENT.

DIVISIONAL SUBDIRECTORATE OF LEGAL, REGISTRY AND

GEOGRAPHICAL INDICATIONS SERVICES

DEPARTMENTAL COORDINATION OF

CONSERVATION OF RIGHTS

JUAN LUIS SERRANO LEETS, attorney at law, on behalf of and representing the company LQR HOUSE INC., capacity that I have duly accredited in the present file and that I exhibit by means of power of attorney, indicating as domicile to hear and receive all types of notifications the one located at Avenida de las Palmas Num. Ext. 525 Num. Int. Piso 6, Lomas de Chapultepec II, Miguel Hidalgo, C.P. 11000, in this Mexico City, and authorizing to hear and receive them the following attorneys-at-law: Abel Francisco Mejia Cosenza, Alfonso Lopez Lajud, Alfredo Kupfer Dominguez, Daniel Maldonado Alcantara, Diego Gomez-Haro Katznelson, Eduardo Sotelo Cauduro, Ernesto Silvas Medina, Guillermo Villasenor Tadeo, Jose Alberto Campos Vargas, Jose Antonio Postigo Uribe, Luis Antonio Gonzalez Flores, Mariana Eguiarte Morett, Rafael Villamar Ramos, Ricardo Claudio Leon Santacruz, Mariajose Ayala Garcia, and Francisco Javier Villanueva Rodriguez De La Vega, as well as the citizen Daniela Elizabeth Ledesma Scott, indistinctly, before you, with due respect I appear and state the following:

1)	That on July 11, 2023, the company LQR HOUSE INC. entered into a co- responsibility agreement (hereinafter the “Agreement”) with the citizen Leticia Hermosillo Ravelero (in her capacity as “Tequila Producer”), whereby the Tequila Producer allowed LQR HOUSE INC. to use the word “Tequila” in the trademark under registration number 2141431, known as “SWOL”, for the distribution of the bottled product of origin that complies with the “Official Tequila Standard”.

2)	That the parties agreed that the Agreement shall become effective upon obtaining the official notice issued by this H. Authority wherein the registration and approval is recorded in terms of Article 165 BIS 14, Sections III and IV, for which reason this H. Authority is requested to register the Agreement.

The foregoing is brought to your attention for all legal purposes.

For the foregoing reasons,

TO YOU, GENERAL DIRECTOR, I respectfully request that you kindly:

FIRST: To consider me as having been presented in terms of the present pleading.

SECOND: To consider the Agreement as registered and to register LQR HOUSE INC. as an authorized user of the Denomination of Origin Tequila.

DULY AFFIRMED UNDER PENALTY OF PERJURY

BY: LQR HOUSE INC.

City of Mexico, as of the date of filing.

JUAN LUIS SERRANO LEETS

(Attorney-in-fact)

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